New Perspective Fund
September 30, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$278,040
Class C	$-
Class T	$-
Class F-1	$10,957
Class F-2	$47,625
Class F-3	$-
Total	$336,622
Class 529-A	$11,452
Class 529-C	$-
Class 529-E	$356
Class 529-T	$-
Class 529-F-1	$726
Class R-1	$-
Class R-2	$55
Class R-2E	$225
Class R-3	$7,211
Class R-4	$13,614
Class R-5	$15,272
Class R-5E	$-
Class R-6	$106,443
Total	$155,354
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2900
Class C	$-
Class T	$-
Class F-1	$0.2688
Class F-2	$0.3820
Class F-3	$-
Class 529-A	$0.2639
Class 529-C	$-
Class 529-E	$0.1789
Class 529-T	$-
Class 529-F-1	$0.3492
Class R-1	$-
Class R-2	$0.0041
Class R-2E	$0.2797
Class R-3	$0.1684
Class R-4	$0.2805
Class R-5E	$0.3277
Class R-5	$0.3892
Class R-6	$0.4096
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	930,863
Class C	34,633
Class T*	-
Class F-1	39,690
Class F-2	129,097
Class F-3	56,804
Total	1,191,087
Class 529-A	43,978
Class 529-C	9,408
Class 529-E	1,962
Class 529-T*	-
Class 529-F-1	2,255
Class R-1	2,062
Class R-2	13,294
Class R-2E	1,237
Class R-3	41,150
Class R-4	48,691
Class R-5	38,822
Class R-5E	36
Class R-6	291,662
Total	494,557
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$43.54
Class C	$41.82
Class T	$43.57
Class F-1	$43.26
Class F-2	$43.47
Class F-3	$43.63
Class 529-A	$43.05
Class 529-C	$41.72
Class 529-E	$42.58
Class 529-T	$43.56
Class 529-F-1	$43.00
Class R-1	$41.49
Class R-2	$41.87
Class R-2E	$42.85
Class R-3	$42.52
Class R-4	$42.96
Class R-5E	$43.40
Class R-5	$43.56
Class R-6	$43.64
*Amount less than one thousand